Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN EXEMPTION THEREUNDER.

AMENDED AND RESTATED

SENIOR SECURED PROMISSORY NOTE

Principal Amount: $23,700,000	October 5, 2022

WHEREAS, Maker, Payee, and the other parties thereto have entered into that certain Second Amended and Restated Agreement and Plan of Merger, dated October 5, 2022, (the “Merger Agreement”);

WHEREAS, in connection with the Merger Agreement, Payee has agreed to loan certain funds to Maker as provided therein (of which $3,700,000 were previously advanced to Maker prior to the date of this Note);

WHEREAS, this Note amends, restates, supersedes and replaces in its entirety that certain First Replacement Senior Promissory Note issued by Maker to Payee on July 28, 2022, in the original principal amount of $3,500,000 (the “Prior Note”); and

WHEREAS, the increase in the principal amount of this Note from the Prior is intended by Maker for the principal purpose of funding costs relating to the further development and launch of a commodities platform.

NOW, THEREFORE, IT IS AGREED as follows:

FOR VALUE RECEIVED, Tingo, Inc., a Nevada corporation (“Maker”), promises to pay to the order of MICT, Inc., a Delaware corporation or its assigns (“Lender” or “Payee”), the principal sum of Twenty-Three Million Seven Hundred Thousand Dollars ($23,700,000.00) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Lender may from time to time designate by written notice in accordance with the provisions of this Note. Any capitalized term used but not defined herein will have the meaning ascribed to such term in the Merger Agreement.

1.      Repayment. The principal balance of this Note, plus (a) accrued and unpaid interest due hereunder and (b) the agreed additional sum of $35,000 in lieu of unpaid interest that accrued under the Prior Note during the period from the date thereof to the date of this Note (the “Prior Note Interest”), shall be due and payable on May 10, 2024 (the “Initial Maturity Date”), provided, however, that if the Merger Agreement shall be terminated in accordance with the terms thereof, the Initial Maturity Date shall accelerate and the principal balance of this Note and any accrued and unpaid interest due hereunder plus the Prior Note Interest shall be due and payable on or before the thirtieth (30th) calendar day following such termination (such date, the “Maturity Date”). The principal balance of this Note may be prepaid at any time by Maker without penalty.

2.	Interest. This Note shall bear interest at the rate of 5.0% per annum.

3.	Seniority. This Note shall rank senior to all other debts and obligations of Maker.

4.	Obligations Secured.

a.                   To secure the full and prompt payment and performance of the obligations of Maker hereunder, including all renewals, extensions, restructurings or refinancings thereof (collectively, the “Obligations”), Maker hereby grants to Payee a continuing security interest in the following property of Maker, whether now owned and existing hereafter acquired or arising, and regardless of where located (collectively referred to as the “Collateral”): (i) all fixtures and personal property of every kind and nature, including without limitation: all accounts; goods (including inventory and equipment); documents (including, if applicable, electronic documents); instruments; promissory notes; chattel paper (whether tangible or electronic); letters of credit; letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); securities and all other investment property; general intangibles (including all payment intangibles); money; deposit accounts; insurance; contracts; licenses; intellectual property rights, applications, and filings; copyrights, patents, and trademarks and all applications related thereto; trade secret rights; regulatory applications, filings or submissions; know-how; and any other contract rights or rights to the payment of money; (ii) all proceeds (as such term is defined in Section 9-102 of the Uniform Commercial Code and, in any event, including, without limitation, all dividends or other income therefrom, collections thereon or distributions with respect thereto) and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Maker from time to time with respect to any of the foregoing; and (iii) any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages. Notwithstanding any of the provisions set forth in this Section 4, however, this Note shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any requirement of Law or a Governmental Authority.

b.                  Maker hereby authorizes Payee and its agents and attorneys-in-fact to prepare and file such financing statements or amendments thereof (including financing statements and amendments thereof describing the Collateral as “all assets” or “all personal property” or words to that effect) as Payee may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code of the State of Nevada or the Uniform Commercial Code, or equivalent Laws, of any applicable jurisdiction. Maker shall, at Payee’s request, at any time and from time to time, execute and deliver to Payee within ten (10) days of such request, such documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed reasonably necessary or desirable by Payee) and do such other acts and things as Payee may deem necessary in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Payee (free and clear of all other Liens other than Permitted Liens) to secure payment and performance of the Obligations, and in order to facilitate the collection of the Collateral. Maker hereby irrevocably makes, constitutes and appoints Payee (and all persons designated by Payee for that purpose) as Maker’s lawful agent and attorney-in-fact to file such financing statements and other similar documents, agreements and instruments as may be necessary to preserve and perfect Payee’s security interest in the Collateral. Maker acknowledges and agrees that the Collateral is intended to encompass all assets and property of Maker (subject to the terms and conditions hereof) and if at any time Maker acquires or holds any interest in any assets or property a security interest in which cannot be perfected by the filing of a financing statement in the appropriate jurisdiction (or any assets or property a security interest in which can be so perfected, but that are not covered by the security interest grant set forth above), then Maker will, if reasonably requested by Payee, cause such assets or property to become part of the Collateral and take such reasonable steps as Payee may require in accordance herewith.

c.                   Until an Event of Default has occurred and is continuing, Maker shall have the right, except as otherwise provided herein, to (i) sell or lease any of its inventory normally held by it for any such purpose, (ii) use and consume any raw materials, work in process or other materials normally held by it for such purpose and (iii) dispose of any assets to the extent not otherwise prohibited under the other provisions of this Note. If any inventory is in the possession or control of any warehouseman or the Maker’s agents or processors, them Maker shall, upon Payee’s request, notify such warehouseman, agent or processor of Payee’s security interest in such inventory and, upon Payee’s request, instruct them to hold all such inventory for Payee’s account and subject to Payee’s instructions.

d.                  This Section 4 creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment or satisfaction in full of the Obligations, (ii) be binding upon Maker and its successors and assigns and (iii) inure to the benefit of Payee. Maker’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

e.                   Upon the payment in full in cash of the Obligations, the security interest granted pursuant to this Section 4 shall terminate and all rights to the Collateral shall revert to Maker. Upon any such termination of the security interests hereunder, Maker shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by or on behalf of Maker as shall not have been sold or otherwise applied pursuant to the terms hereof and Payee will, at Maker’s expense, execute and deliver to Maker such other documents as they shall reasonably request to evidence such termination.

5.       Application of Payments. All payments received by Payee pursuant to this Note shall be applied first (if the payment is not made on or prior to the Maturity Date) to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation)

reasonable attorney’s fees, then to the reduction of the unpaid principal balance of this Note.

6.      Rescission of Payments. If at any time any payment made by Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Maker or otherwise, Maker’s obligation to make such payment shall be reinstated as though such payment had not been made.

7.      Representations and Warranties. Maker hereby represents and warrants to Payee as of the date hereof as follows:

a.                   Maker is a corporation duly formed, validly existing and in good standing under the Laws of the State of Nevada and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted;

b.                  Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform his obligations hereunder and thereunder;

c.                   Maker has duly executed and delivered this Note;

d.                  no consent or authorization of, filing with, notice to or other act by, or in respect of, any person, entity or governmental authority is required in order for Maker to execute, deliver, or perform any of his obligations under this Note;

e.                   the execution and delivery of this Note and the consummation by Maker of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of Maker’s organizational documents, (ii) violate any Law or Order of a Governmental Authority applicable to Maker or by which any of its properties or assets or any of the Collateral may be bound, or (iii) constitute a default under any Contract by which Maker may be bound; and

f.                    the Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.

8.      Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, Maker shall:

a.                   (i) preserve, renew and maintain in full force and effect its corporate or organizational existence, and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business;

b.                  comply with (i) all of the terms and provisions of its Organizational Documents, (ii) its obligations under its material Contracts; and (iii) all Laws applicable to it and its business;

c.                   pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature;

d.                  provide written notice to Payee immediately upon its receipt of notice of the same, of all material Actions before any Governmental Authority, to which Maker is subject;

e.                   as soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify Payee in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default; and

f.                    upon the request of Payee, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

9.	Negative Covenants. Except as contemplated by the terms of the Merger Agreement or the Ancillary Documents or as required by applicable Law (including COVID-19 Measures). Until all amounts outstanding under this Note have been paid in full, without the prior written consent of Payee (such consent not to be unreasonably withheld, conditioned or delayed), Maker shall not, and shall cause its Subsidiaries not to:

a.                   amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law, if it would adversely affect the interests or rights of Payee under this Note or Payee’s rights and/or remedies with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral;

b.                  authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, if it would adversely affect the interests or rights of Payee under this Note or Payee’s rights and/or remedies with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral; provided that neither the exercise or settlement of any Seller Option under the Seller Equity Plan, in accordance with its terms, nor the exercise or conversion of any Seller Convertible Securities, in each case in accordance with its terms, shall require the consent of Payee;

c.                   increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally if it would adversely affect the interests or rights of Payee under this Note or Payee’s rights and/or remedies with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral, or enter into, establish, materially amend or terminate any Company Benefit Plan, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

d.                  fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

e.                   fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

f.                    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

g.                  sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

h.                  enter into any agreement, understanding or arrangement with respect to the voting of its equity securities if it would adversely affect the interests or rights of Payee under this Note or Payee’s rights and/or remedies with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral;

i.                    accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

j.                    enter into or amend, or waive any material rights under, any transaction with any Company Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice) if it would adversely affect the interests or rights of Payee under this Note or Payee’s rights and/or remedies with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral;

k.                  reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated as of the date hereof, change its corporate form, or, without providing at least ten (10) days’ prior written notice to Payee, change its name;

l.                    at any time do or perform any act which materially and adversely affects the interests or rights of Payee under this Note or which would materially and adversely affect Payee’s rights and/or remedies under this Note with respect to any Collateral and the validity or priority of Payee’s Lien on the Collateral;

m.                incur any Indebtedness, whether direct or indirect, that is not: (i) unsecured Indebtedness; or (ii) indebtedness that is secured by the Collateral but only if the Lien in connection therewith is junior to Payee’s Lien on the Collateral pursuant to a subordination and intercreditor agreement in form and substance acceptable to Payee; or

n.                  authorize or agree to do any of the foregoing actions.

10.  No Misrepresentation. Maker represents and warrants to Payee that neither this Note nor any statements, certificates or other documents provided by Maker to Payee in connection with the making of the loan evidenced by this Note contain any untrue statement of a material fact, or omit to state a fact necessary to make the statements contained therein or herein misleading.

11.  Events of Default. The occurrence of any one of the following events shall constitute an “Event of Default” by Maker under this Note:

a.                   any representation or warranty made or deemed made by Maker to Payee herein is incorrect in any respect on the date as of which such representation or warranty was made or deemed made;

b.                  Maker fails to timely make any payment of interest or principal due hereof, and such failure remains uncured for a period of five (5) Business Days beyond the occurrence of such failure;

c.                   Except as set forth in Section 11(b), Maker fails to observe or perform any covenant, obligation, condition or agreement contained in this Note, and such failure remains uncured for a period of thirty (30) days beyond the occurrence of such failure;

d.                  Maker shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for itself or a substantial portion of its assets;

e.                   any involuntary petition is filed against Maker under any bankruptcy law, rule, regulation, statute or ordinance

f.                    Maker shall commence any proceeding under any bankruptcy, insolvency, dissolution, termination or liquidation Law of any jurisdiction;

g.                  Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

h.                  any indebtedness of Maker shall not be paid when due, or there shall occur any event or condition which gives a creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; or

i.                    one or more judgments or decrees shall be entered against Maker and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

From and after the occurrence of an Event of Default, (i) the unpaid principal balance of this Note shall be immediately due and payable, and (ii) interest thereon shall accrue at the rate of 12.0% per annum. Maker shall pay all costs and expenses of Payee incurred in the collection of any amounts due hereunder, including attorneys’ fees and court costs, whether or not litigation is commenced. The rights and remedies of Payee under this Section 11 shall be cumulative and shall be in addition to any other rights and remedies that Payee may have under any other agreement, or at law or in equity.

12.  Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future Laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

13.  Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

14.  Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the Business Day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) Business Day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

15.  Governing Law and Jurisdiction. This Note is governed by and construed in accordance with the internal Laws of the State of New York, without regard to conflicts of law principles. Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought by Payee in a state or federal court located in the State of New York, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this paragraph shall affect the right of Payee to (i) commence legal proceedings or otherwise sue Maker in any other court having jurisdiction over Maker, or (ii) serve process upon Maker in any manner authorized by the Laws of any such jurisdiction. Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this paragraph and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

16.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.  Loss, Theft, Destruction or Mutilation of Note. Upon receipt of notice to Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss from Payee to Maker, Maker shall issue a new Note to Payee with identical terms as this Note in replacement of this Note.

18.  Extension of Time. No extension of time for payment of any amounts due under this Note nor any waiver of any provision of this Note shall release, modify or otherwise affect Maker’s liability for the payments due under this Note.

19.  Further Assurances. Promptly upon the request of Payee, Maker shall do, execute, acknowledge, deliver, record, file and register any and all such further acts, deeds, mortgages, assignments, financing statements and continuations thereof, certificates, assurances and other instruments as Payee, may require from time to time in order to (a) carry out more effectively the purposes of this Note, and (b) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Payee, the rights granted or now or hereafter intended to be granted to Payee under this Note or under any other instruments executed in connection with this Note.

20.  Expenses. Maker shall reimburse Payee on demand for all reasonable costs, expenses and fees (including expenses and fees of its counsel) incurred by Payee in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of Payee’s rights hereunder.

21.  Entire Agreement. This Note constitutes the entire agreement of the parties with respect to the matters set forth herein. All prior agreements, understanding and arrangements among the parties with respect to the subject matter hereof are hereby superseded by this Note and of no further force or effect.

22.  No Strict Construction. This Note has been reviewed by the parties and is being entered into among competent persons, who are experienced in business. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Note.

23.  Assignment. Any assignment or transfer may be made by surrendering this Note to Maker together with an assignment executed by the assignor or transferor. Upon such surrender Maker will execute and deliver, in the case of an assignment or transfer in whole, a new Note in the name of the assignee or transferee or, in the case of an assignment or transfer in part, a new Note in the name of the assignee or transferee named in such instrument of assignment or transfer and a new Note in the name of the assignor or transferor covering the portion of this Note not assigned or transferred to the assignee or transferee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

24.  No Third-Party Beneficiaries. Except as provided in Section 23, this Note is for the sole benefit of the parties hereto and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

25.  Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

26.  Effect of Amendment and Restatement. This Note amends, restates, supersedes and replaces in its entirety the Prior Note. All references to the Prior Note in any other document shall, from and after the date hereof, be deemed to refer to this Note (except to the extent, if any, that such interpretation would conflict with the terms of this Note as they refer or pertain to the Prior Note).

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Tingo, Inc.

By:	/s/ Dozy Mmobuosi
Name: Dozy Mmobuosi
Title: CEO